                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           Alaris Medical, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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    (4) Proposed maximum aggregate value of transaction:

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/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

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    (2) Form, Schedule or Registration Statement No.:

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    (4) Date Filed:

        ------------------------------------------------------------------------

                              ALARIS MEDICAL, INC.

                             10221 WATERIDGE CIRCLE
                        SAN DIEGO, CALIFORNIA 92121-1579
                                 (619) 458-7000

                                                                  May 19, 1999

Dear Stockholder:

          You are cordially invited to attend the 1999 Annual Meeting of Stockholders, which will be held at the Peninsula Hotel, 700 Fifth Avenue at 55th Street, New York, New York at 9:00 a.m. on June 23, 1999.

          The notice of the meeting and the proxy statement on the following pages cover the formal business of the meeting. The meeting will consider the election of Directors and the ratification of the appointment of independent auditors for 1999. I will report on current operations and discuss our plans for growth. I will also leave plenty of time for your questions and comments.

          Whether or not you plan to attend the 1999 Annual Meeting of Stockholders, please complete, sign, date and return the accompanying proxy card in the enclosed envelope in order to make certain that your shares will be represented and voted.

          Thank you for your support and continued interest in ALARIS Medical, Inc.

                                        Very truly yours,

                                        William J. Mercer
                                        CHIEF EXECUTIVE OFFICER

                              ALARIS MEDICAL, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 23, 1999

                                                                  May 19, 1999

To Our Stockholders:

     Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of ALARIS Medical, Inc. (the "Company") will be held at the Peninsula Hotel, 700 Fifth Avenue at 55th Street, New York, New York at 9:00 a.m. on June 23, 1999 for the following purposes:

     1.   to elect five Directors;

     2. to consider and act upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent accountants for the year ending December 31, 1999; and

     3. to transact such other business as may properly come before the Annual Meeting and all adjournments thereof.

     The Board of Directors of the Company has fixed the close of business on April 28, 1999 as the record date for purposes of determining the stockholders entitled to notice of, and to vote at, the Annual Meeting.

     A list of stockholders entitled to vote at the Annual Meeting will be open to the examination of any stockholder, for any purpose germane to the Annual Meeting, at the law offices of Gordon Altman Butowsky Weitzen Shalov & Wein, 114 West 47th Street, 21st Floor, New York, New York 10036 during ordinary business hours for ten days prior to the Annual Meeting. The Annual Meeting may be adjourned from time to time without notice other than by announcement at the Annual Meeting.

                                        By Order of the Board of Directors,

                                        John A. de Groot
                                        SECRETARY

                                 PROXY STATEMENT
                              ALARIS MEDICAL, INC.

                             10221 WATERIDGE CIRCLE
                        SAN DIEGO, CALIFORNIA 92121-1579
                                 (619) 458-7000

                         ANNUAL MEETING OF STOCKHOLDERS

          This proxy statement and enclosed form of proxy are being furnished to stockholders in connection with the solicitation by the board of directors of ALARIS Medical, Inc. (the "Board of Directors" or the "Board"), of proxies to be voted at the Annual Meeting of Stockholders to be held at 9:00 a.m. on June 23, 1999, and all adjournments thereof (the "Annual Meeting"). The purpose of the Annual Meeting is (i) to elect five Directors of ALARIS Medical, Inc. (hereinafter referred to as "ALARIS Medical" or the "Company"); (ii) to ratify the appointment of PricewaterhouseCoopers LLP as independent accountants for the year ending December 31, 1999; and (iii) to transact such other business as may properly come before the Annual Meeting and at all adjournments thereof. Proxy statements and forms of proxy are first being sent to stockholders on or about May 19, 1999.

     The close of business on April 28, 1999 has been set as the record date for purposes of determining stockholders entitled to vote at the Annual Meeting. At the close of business on April 28, 1999, there were outstanding 59,215,404 shares of the Company's common stock, par value $.01 per share ("Common Stock"), which is the only class of outstanding voting securities of the Company. The holders of record of a majority of the shares of Common Stock entitled to vote at the Annual Meeting, present in person or represented by proxy at the Annual Meeting, shall constitute a quorum for the transaction of business at the Annual Meeting, but, in the absence of a quorum, the holders of record, present in person or represented by proxy at such meeting, may vote to adjourn the Annual Meeting from time to time until a quorum is obtained. Each share of Common Stock entitles its holder of record to one vote, except with respect to the election of Directors, as described below.

     The election of Directors shall be by plurality vote, with each stockholder having the right to vote his shares cumulatively. See "Election of Directors -- Cumulative Voting Rights" described below. Other than with respect to the election of Directors, the affirmative vote of the holders of a majority of the shares of Common Stock, present in person or represented by proxy at the Annual Meeting, is necessary for approval of all matters to be presented at the Annual Meeting.

     The aggregate number of votes cast by all stockholders present in person or by proxy at the Annual Meeting will be used to determine whether a motion will carry. Thus, an abstention from voting on a matter by a stockholder, present in person or by proxy at the Annual Meeting, has no effect on the item on which the stockholder abstained from voting. In addition, although broker "non-votes" will be counted for purposes of attaining a quorum, they will have no effect on the vote.

     Proxies may be revoked by the person executing the proxy at any time before the authority thereby granted is exercised, upon written notice to such effect received by the Secretary of the Company. Attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy, although proxies may be revoked at the Annual Meeting by written notice delivered to the Secretary of the Company, in which case the shares of Common Stock represented thereby may be voted in person. Proxies may also be revoked by the submission of subsequently dated proxies. Shares represented by a valid unrevoked proxy will be voted at the Annual Meeting or any adjournment thereof as specified


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                                       1
therein by the person giving the proxy; if no specification is made the shares of Common Stock represented by such proxy will be voted (1) SO as to elect the largest possible number of the Board of Directors' nominees as Directors, and (2) FOR the ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants of the accounts of the Company for 1999.

                            1. ELECTION OF DIRECTORS

CUMULATIVE VOTING RIGHTS

     The election of Directors will be by a plurality vote. There are currently five members on the Board of Directors.

     The Company's certificate of incorporation and by-laws provide that, in the election of Directors, every holder of Common Stock has the right to vote his shares cumulatively. Under cumulative voting, the number of shares of Common Stock a stockholder is entitled to vote multiplied by the number of Directors to be elected represents the number of votes he, she or it may cast at such election. A stockholder may cast all such votes for one nominee or distribute them among any two or more nominees. As a result, each stockholder, in voting for Directors at the meeting, will be entitled to five votes for each share of Common Stock held.

     Five Directors are to be elected to serve until the next annual meeting and until their successors are elected and have qualified. UNLESS OTHERWISE DIRECTED, IT IS THE INTENTION OF THE PERSONS DESIGNATED AS PROXIES TO CUMULATE VOTES FOR ONE OR MORE OF THE NOMINEES LISTED BELOW IN A MANNER SO AS TO ELECT THE LARGEST POSSIBLE NUMBER OF SUCH NOMINEES TO THE BOARD OF DIRECTORS. IF ANY OF SUCH NOMINEES SHOULD BECOME UNAVAILABLE FOR ANY REASON, IT IS INTENDED THAT PROXIES WILL BE VOTED FOR THE ELECTION OF SUCH OTHER PERSON(S) AS SHALL BE DESIGNATED BY THE BOARD OF DIRECTORS.


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                                       2

NOMINEES

     Information regarding the nominees for election to the Board of Directors is set forth below. The information presented with respect to each nominee has been furnished by that nominee. All current Directors have been elected to serve until the next annual meeting and until their successors are elected and qualified.

                NAME                               POSITION WITH COMPANY               AGE         DIRECTOR SINCE
------------------------------------               ---------------------               ---         --------------
Jeffry M. Picower...............         Director, Chairman of the Board               57                 March 1993
William J. Mercer...............         Director, Chief Executive Officer             51              November 1996
Norman M. Dean...............            Director                                      79                 March 1989
Henry Green.....................         Director                                      56              February 1991
Richard B. Kelsky...............         Director                                      44                  June 1989

     JEFFRY M. PICOWER - Mr. Picower was a Director, Vice President and the Assistant Treasurer of the Company from September 1988 to March 1989 and Vice Chairman from December 1988 to June 1989. Mr. Picower was re-elected as a Director and Co-Chairman of the Board of the Company in March 1993 and became Chairman of the Board in May 1993. Mr. Picower served as Chief Executive Officer of the Company from September 1993 to November 1996. Mr. Picower has served as Chairman of the Board of ALARIS Medical Systems, Inc., the Company's wholly-owned operating subsidiary ("AMSI"), since November 26, 1996. He has, since 1984, been Chairman of the Board and Chief Executive Officer of Monroe Systems for Business, Inc. ("Monroe"), a worldwide office equipment, distribution and service organization of which Mr. Picower is the sole shareholder. Mr. Picower has been a Director of Physician Computer Network, Inc. ("PCN") since January 1994 and Chairman of the Board of PCN since June 1994. PCN, a corporation whose principal shareholder is Mr. Picower, operates a computer network linking its office-based physician members to health care organizations.

     In early March 1998, PCN announced the discovery of instances of improper income and expense recognition in the first three quarters of its fiscal year ended December 31, 1997, as well as delay in the completion of its financial statements for that year. In addition, in May 1998, PCN announced that its auditors had informed it that they were reviewing certain matters with respect to PCN's financial statements for the year ended December 31, 1996 and that they had determined to withdraw their previously issued report on those financial statements. In connection with the foregoing, numerous class action lawsuits have been filed against PCN, as well as certain of its officers and Directors, including Mr. Green and, in certain instances, Mr. Picower. The lawsuits allege, among other things, that PCN issued false and misleading financial statements.

     WILLIAM J. MERCER - Mr. Mercer became a Director, the President and the Chief Executive Officer of the Company and AMSI on November 26, 1996. Mr. Mercer resigned as President of the Company and AMSI in April 1999 in connection with the election of David L. Schlotterbeck as President and Chief Operating Officer of the Company and AMSI. Mr. Mercer served as the Chief Financial Officer of the Company and AMSI from March 1997 until August 1997 and from September 1998 until March 1999. Prior to November 26, 1996, Mr. Mercer served as President, Chief Executive Officer and a Director of IVAC Medical Systems, Inc. and President and a Director of IVAC Holdings, Inc. since May 1995, and as Chief Executive Officer of IVAC Holdings, Inc. since January 1996. Prior to joining IVAC Medical Systems, Inc. and IVAC Holdings, Inc., Mr. Mercer held various positions, primarily in medical imaging, at Mallinckrodt, Inc. for 17 years, most recently as Senior Vice President.

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                                       3

     NORMAN M. DEAN - Mr. Dean has been a Director of ALARIS Medical since 1989. Mr. Dean has been a Director and President of Foothills Financial Corporation, a venture capital company, since January 1985 and Chairman of the Board of Miller Diversified Corp., a commercial cattle feeder, since May 1990.

     HENRY GREEN - Mr. Green was President and Chief Operating Officer of ALARIS Medical from September 1990 to March 1993 and has been a Director of ALARIS Medical since 1991. Mr. Green was employed by PCN in March 1993, and elected as President of PCN in May 1993, Chief Executive Officer of PCN in June 1994 and a Director of PCN in July 1993. Mr. Green served as President and Chief Executive Officer of PCN until his retirement in 1997.

     RICHARD B. KELSKY - Mr. Kelsky has served as Director of ALARIS Medical since June 1989. Mr. Kelsky is a Director of Monroe and served as Vice President and General Counsel of Monroe from 1984 to 1996. Mr. Kelsky has served as Vice Chairman of Monroe since 1996. Mr. Kelsky has served as a Director of PCN since January 1992.

COMMITTEES OF THE BOARD

     The Board of Directors has an Audit Committee, a Compensation Committee and Stock Option Committee.

     The Audit Committee consists of Messrs. Dean (Chairman) and Kelsky. The function of the Audit Committee is to recommend the selection of independent accountants, review the scope of their examination, consider individual audit matters, monitor adequacy of internal controls, review annual financial statements, conduct other activities relating thereto as the Audit Committee deems appropriate and report to the Board of Directors. The Audit Committee met once during 1998.

     The Compensation Committee consists of Messrs. Dean (Chairman) and Kelsky. The function of the Compensation Committee is to review and approve the compensation of the principal officers and employees of the Company and its subsidiaries, as well as material compensation plans of the Company and its subsidiaries. The Compensation Committee met twelve (12) times during 1998.

     The Stock Option Committee consists of Messrs. Dean (Chairman) and Kelsky. The function of the Stock Option Committee is to administer the Company's 1996 Stock Option Plan (the "1996 Option Plan") and Third Amended and Restated 1988 Stock Option Plan. The Stock Option Committee met six (6) times during 1998.

     The Board of Directors does not have a standing nominating committee or one performing similar functions.

     The Board of Directors met seven (7) times in 1998. Each of the members of the Board of Directors attended all of the meetings of the Board of Directors and meetings of committees of the Board on which such Director serves.


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                                       4

COMPENSATION OF DIRECTORS

     Members of the Board of Directors who are not employees of the Company are paid $25,000 per annum and in addition receive $1,000 per Board of Directors and/or Committee meeting attended. In addition, such Directors are entitled to receive options to purchase shares of Common Stock pursuant to the Directors Plan (as defined below). Travel and accommodation expenses of Directors incurred in connection with meetings are reimbursed by ALARIS Medical. All of the Directors are covered by ALARIS Medical's Director's liability insurance policy.

     Under the Third Amended and Restated 1990 Non-Qualified Stock Option Plan for Non-Employee Directors of the Company (the "Directors Plan"): (i) non-qualified stock options ("NQSOs") to purchase 10,000 shares of Common Stock will be granted automatically to any non-employee Director who has not declined to participate in the Directors Plan ("Eligible Director") who first becomes an Eligible Director after May 28, 1998 on the next succeeding business day following his or her becoming an Eligible Director; (ii) NQSOs to purchase 10,000 shares of Common Stock are granted automatically to each Eligible Director on the anniversary date of his or her preceding NQSO grant under the Directors Plan and every year thereafter during the term of the Directors Plan, provided that such Director remains an Eligible Director on the date of each such additional NQSO grant; (iii) NQSOs granted vest and become exercisable in one-third increments for each year of an Eligible Director's service on the Board of Directors of the Company from the date of grant of the NQSO; and (iv) NQSOs granted under the Directors Plan are subject to termination under certain circumstances in the event the Eligible Director ceases to be an Eligible Director or becomes an employee of the Company.

     On May 28, 1998, ALARIS Medical granted a NQSO to purchase 16,000 shares of Common Stock to Mr. Picower. The NQSO is fully vested and presently exercisable. On June 11, 1998, Mr. Picower was granted options to purchase 10,000 shares of Common Stock pursuant to the Directors Plan. The options vest over three years in one-third increments.

     On September 9, 1998 Mr. Dean and Mr. Kelsky were each granted options to purchase 10,000 shares of Common Stock pursuant to the Directors Plan. The options vest over three years in one-third increments.

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                                       5

EXECUTIVE COMPENSATION

     The following table summarizes certain information regarding compensation paid or accrued by ALARIS Medical, its subsidiaries or IVAC Medical Systems, Inc. to or on behalf of ALARIS Medical's Chief Executive Officer, each of the four most highly compensated executive officers of AMSI, other than the Chief Executive Officer, whose total annual salary and bonus for the years ended December 31, 1998, 1997 and 1996 exceeded $100,000 (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                       ANNUAL COMPENSATION                 LONG-TERM COMPENSATION
                                          -------------------------------------------  ------------------------------
                                                                          OTHER                             ALL
                                                                         ANNUAL         SECURITIES         OTHER
                                             SALARY         BONUS     COMPENSATION      UNDERLYING     COMPENSATION
NAME AND PRINCIPAL POSITION        YEAR      ($)(1)        ($)(2)        ($)(3)           OPTIONS            ($)
---------------------------      -------- -----------    ----------  ----------------  ------------  ----------------
WILLIAM J. MERCER                  1998      434,154       388,800             -               -           15,761
 Chief Executive Officer (4)       1997      400,008       360,000             -               -            6,366
                                   1996      319,334       312,965             -         600,000        2,998,298

JOHN A. DE GROOT                   1998      207,308       172,200             -               -            5,000
  Vice President, Secretary and    1997      200,004        87,395             -               -            3,559
    General Counsel                1996      131,254       125,232             -         180,000          384,108

RICHARD M. MIRANDO                 1998      210,385        92,880             -               -            5,000
   Vice President of Operations    1997      197,316        71,047             -               -            4,750
                                   1996      181,319        92,401        13,216         180,000          625,939

HENK VAN ROSSEM                    1998      217,925       114,317        13,556               -           22,953
   Vice President and General      1997      200,823        75,594        17,923         180,000           44,078
     Manager, International        1996            -             -             -               -                -

ANTHONY B. SEMEDO                  1998      180,383       156,722             -               -            5,000
   Vice President of Corporate     1997      160,008        70,318             -               -            4,750
     Development                   1996      146,808       100,804             -         180,000          671,210

--------------------------
(1) 1996 "Salary" amounts for the Named Executives consists of salaries paid by IVAC Medical Systems, Inc. through November 1996 and salaries paid by AMSI for December 1996. 1997 and 1998 salaries were paid by AMSI or its subsidiaries.

(2) 1996 "Bonus" amounts for the Named Executives represents amounts earned in their respective positions with IVAC Medical Systems, Inc. prior to November 26, 1996 but paid by AMSI.

(3)  Amounts represent automobile allowances paid by the Company.

(4) Mr. Mercer also served as President from November 1996 to April 1999 and as Chief Financial Officer from March 1997 until August 1997 and from September 1998 to March 1999.

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                                       6

                                                                                STOCK
                                               COMPANY                         OPTION                      TOTAL
                                             RETIREMENT      RELOCATION     CANCELLATION                   OTHER
NAME                               YEAR   CONTRIBUTIONS(1)   PAYMENTS(2)     PAYMENT(3)       OTHER    COMPENSATION
----                               ----   ----------------  ------------     ----------       -----    -------------
WILLIAM J. MERCER                  1998         5,000                -               -      10,761(5)        15,761
                                   1997         4,750                -               -       1,616(4)         6,366
                                   1996         4,120          271,980       2,722,198           -        2,998,298

JOHN A. DE GROOT                   1998         5,000                -               -           -            5,000
                                   1997         3,559                -               -           -            3,559
                                   1996         3,000                -         381,108           -          384,108

RICHARD M. MIRANDO                 1998         5,000                -               -           -            5,000
                                   1997         4,750                -               -           -            4,750
                                   1996         5,440           23,202         597,297           -          625,939

HENK VAN ROSSEM                    1998        22,953                -               -           -           22,953
                                   1997        17,568           26,510               -           -           44,078
                                   1996             -                -               -           -                -

ANTHONY B. SEMEDO                  1998         5,000                -               -           -            5,000
                                   1997         4,750                -               -           -            4,750
                                   1996         4,404            8,568         658,238           -          671,210

--------------------------
(1) Represents contributions made by the Company (and by IVAC Medical Systems, Inc. prior to November 26, 1996) to match pre-tax elective deferral contributions made by the Named Executives to retirement plans.

(2) Represents relocation and temporary living expenses paid by IVAC Medical Systems, Inc. and the Company.

(3) Represents stock option cancellation payments paid by the Company in connection with the acquisition of IVAC Holdings, Inc. and its subsidiaries for unexercised stock options previously granted under the IVAC Holdings, Inc. 1995 stock option plan.

(4)  Represents life insurance premium paid by the Company.

(5) Represents the fair value of noncash awards grossed-up to cover applicable state and federal income taxes.

                              OPTION GRANTS IN 1998

       There were no options granted to Named Executive Officers in 1998.


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                                       7

                 AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1998
                    AND OPTION VALUES AS OF DECEMBER 31, 1998

                                                                                              VALUE OF UNEXERCISED
                                                            NUMBER OF SECURITIES                  IN-THE-MONEY
                            SHARES                         UNDERLYING UNEXERCISED              OPTIONS AT 12/31/98
                           ACQUIRED        VALUE              OPTIONS AT 12/31/98                     ($)(1)
                              ON         REALIZED       -------------------------------   -----------------------------
                           EXERCISE          $           EXERCISABLE     UNEXERCISABLE    EXERCISABLE     UNEXERCISABLE
                           --------      ---------       -----------     -------------    -----------     -------------
WILLIAM J. MERCER              -             -             300,000         300,000           862,500        862,500
JOHN A. DE GROOT               -             -             108,000          72,000           310,500        207,000
RICHARD M. MIRANDO             -             -             108,000          72,000           310,500        207,000
HENK VAN ROSSEM                -             -              99,001          80,999           266,115        217,725
ANTHONY B. SEMEDO              -             -             108,000          72,000           310,500        207,000

--------------------------
(1) Calculated based on the excess of the closing price of ALARIS Medical's Common Stock on December 31, 1998 ($5.875) as reported in the NASDAQ National Market Issues published in THE WALL STREET JOURNAL over the option exercise price.

EMPLOYMENT AGREEMENTS

     In August 1996, Mr. Mercer entered into an employment agreement whereby he became employed full time by the Company upon consummation of the Merger. The agreement is for a term of five years, subject to automatic renewal for successive one-year periods and to earlier termination as provided therein. The agreement provides for, among other things, a base salary of $400,000, certain annual and additional bonuses in an aggregate amount up to 100% of Mr. Mercer's base annual salary in each such year, options to purchase an aggregate of 600,000 shares of Common Stock, and, in the event Mr. Mercer's employment is terminated by the Company without cause or disability (as defined therein), or by Mr. Mercer for good reason (as defined therein), or in the event of an involuntary termination related to a change in control of the Company, severance payments in an amount equal to Mr. Mercer's base salary annually until the end of the employment term. The agreement also contains certain confidentiality, non-solicitation and non-competition provisions.

     In January 1998, Mr. Mercer's employment agreement was amended whereby the base salary was increased to $432,000 effective January 1, 1998. In April, 1999 a new base salary of $452,000 was approved for Mr. Mercer effective as of January 1, 1999.

SEVERANCE PLAN

     Effective through December 31, 1999, the Company has in place a severance plan which provides employee severance pay and benefits in the event of an involuntary termination without cause. The amount of severance and benefits is based upon position and length of service with the Company and ranges from a minimum of seven weeks' compensation up to one year's base salary for senior executives. In the event of an involuntary termination related to a change in control of the Company, certain senior executives would receive severance of up to two years' base salary and bonus under separate change of control agreements.



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                                       8

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee is composed of non-employee Directors who review recommendations as to senior executive officer compensation which, upon the approval of the Compensation Committee, are submitted to the Board of Directors. The members of the Compensation Committee also administer the Third Amended and Restated 1988 Stock Option Plan of the Company under which options have been granted on a discretionary basis to senior executive officers. A stock option committee of non-employee Directors was appointed by the Board to administer the 1996 Stock Option Plan.

     The Compensation Committee's approvals of recommendations regarding the compensation of senior executive officers of the Company are made on an individual basis and are based on a variety of factors which may include, but are not limited to, the executive officer's employment contract (if any), evaluations of the executive officer's performance, the level of responsibility associated with the office, recruitment requirements, as well as the performance of the Company. Recommendations made to the Compensation Committee are not determined by reference to formulae, but rather, are based on market survey data of similar executive positions derived from a variety of sources as well as the individual's performance during the prior year. The compensation of the Company's senior executive officers is structured with a heavy emphasis on variable pay based upon Company performance and individual performance. The Compensation Committee believes that such a structure motivates, rewards and helps retain senior executive officers consistent with the needs of the Company and contributes to shareholder value. The Company may pay its senior executive officers compensation consisting of base salary, incentives and/or stock option grants.

CHIEF EXECUTIVE OFFICER SALARY

     During fiscal 1998, Mr. Mercer earned a base salary of $432,000. Mr. Mercer was eligible for a bonus in an aggregate amount up to 100% of Mr. Mercer's base annual salary. For fiscal 1998, the bonus was based on a combination of Mr. Mercer's individual performance and the performance of the Company. The Compensation Committee reviewed such performance for fiscal 1998 and awarded Mr. Mercer a $388,800 bonus, which was approved by the Board of Directors.

     This report is provided in accordance with federal securities law requirements and is not intended to create any contractually binding employment rights for the benefit of any employee of the Company or its subsidiaries.

                                        COMPENSATION COMMITTEE

                                               NORMAN M. DEAN
                                               RICHARD B. KELSKY

                                        STOCK OPTION COMMITTEE

                                               NORMAN M. DEAN
                                               RICHARD B. KELSKY


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                                       9

                                PERFORMANCE GRAPH

     The graph set forth below represents the cumulative total return from January 1, 1994 to December 31, 1998 on the Common Stock of the Company, the American Stock Exchange ("AMEX") Market Value Index, and a Peer Group Index. The Peer Group Index is a representative grouping of companies from SIC Code 3841 -- Surgical & Medical Instruments & Apparatus -- which had reportable stock performance from January 1, 1994 to December 31, 1998. The graph has been prepared by an outside consulting firm to the Company. The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 on January 1, 1994 and that all dividends were reinvested.

                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
                    FROM JANUARY 1, 1994 TO DECEMBER 31, 1998
                           AMONG ALARIS MEDICAL, INC.,
                  AMEX MARKET VALUE INDEX AND PEER GROUP INDEX

                                    [GRAPH]

------------------------------ ------------- ------------ -------------- ------------ ------------ -------------
                                  1/1/94      12/31/94      12/31/95      12/31/96     12/31/97      12/31/98
------------------------------ ------------- ------------ -------------- ------------ ------------ -------------
ALARIS Medical, Inc.                $100.00      $139.13        $208.70      $260.87      $339.13    $408.70
------------------------------ ------------- ------------ -------------- ------------ ------------ -------------
Peer Group Index                     100.00       115.07         196.32       213.81       248.01     338.62
------------------------------ ------------- ------------ -------------- ------------ ------------ -------------
AMEX Market Value Index              100.00        88.33         113.86       120.15       144.57     142.61
------------------------------ ------------- ------------ -------------- ------------ ------------ -------------

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, at April 12, 1999, information regarding the beneficial ownership of Common Stock by (i) all persons known by ALARIS Medical who own beneficially more than 5% of the outstanding Common Stock; (ii) each Director of ALARIS Medical; (iii) each of the Named Executive Officers; and
(iv) all Directors and the Named Executive Officers as a group. Unless otherwise stated, ALARIS Medical believes that the beneficial owners of the shares listed below have sole investment and voting power with respect to such shares. In addition, unless otherwise indicated, each such person's business address is 10221 Wateridge Circle, San Diego, California 92121.

                                                                                   SHARES
                                                                                BENEFICIALLY       PERCENTAGE
                                                                                    OWNED          OF TOTAL (1)
                                                                                --------------     -----------
         Jeffry M. Picower...............................................       46,664,209  (2)       77.6%
            South Ocean Blvd.
            Palm Beach, FL 33480
         William J. Mercer...............................................          546,200  (3)        *
         Norman M. Dean..................................................           31,000  (4)        *
         Henry Green.....................................................           17,000  (5)        *
         Richard B. Kelsky...............................................          102,100  (6)        *
         William C. Bopp.................................................           85,000  (7)        *
         Anthony B. Semedo...............................................          117,600  (8)        *
         Richard M. Mirando..............................................          127,000  (9)        *
         John A. de Groot................................................          122,000  (10)       *
         Henk van Rossem.................................................          108,001  (11)       *
         Jake St. Philip.................................................          119,500  (12)       *
         James E. May....................................................           17,500  (13)       *
         All Directors and Named Executive Officers as a group...........       48,057,110  (14)      79.9%
            (12 individuals)

-------------------------
*   Less than 1%

(1) Calculated in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended. At April 12, 1999, ALARIS Medical had 59,241,131 shares of Common Stock outstanding.

(2) Includes (i) 20,079,477 shares of Common Stock owned by Decisions Incorporated ("Decisions"); (ii) 2,489,463 shares of Common Stock owned by JA Special Partnership Limited ("JA Special"); (iii) 24,074,269 shares of Common Stock owned by JD Partnership, L.P. ("JD Partnership") and; (iv) currently exercisable option on 21,000 shares of Common Stock granted under the Directors Plan. Does not include an option to purchase 20,000 shares of Common Stock granted under the Directors Plan that vests over time. Mr. Picower is the sole stockholder and sole Director of Decisions, which is the sole general partner of JD Partnership, and the sole general partner of JA Special. As a result, Mr. Picower shares or has the sole power to vote or direct the vote of and to dispose or direct the disposition of such shares of Common Stock and may be deemed to be the beneficial owner of such shares.

(3) Includes (i) 206,200 shares of Common Stock owned by the William J. Mercer Trust, of which Mr. Mercer is the trustee and a beneficiary; (ii) 32,500 shares of Common Stock owned by the William J. Mercer IRA Rollover of which Mr. Mercer has a pecuniary interest; (iii) 7,500 shares of Common Stock held by the Nikki Mercer IRA Rollover, that Mr. Mercer disclaims any beneficial interest in and; (iv) currently exercisable option on 300,000 shares of Common Stock granted under the 1996 Option Plan. In addition, pursuant to an employment agreement with the Company, Mr. Mercer has been granted under the 1996 Option Plan an additional option on 300,000 shares of Common Stock that vests over time. See "Employment Agreements."

(4) Includes 16,000 shares of Common Stock owned by Norman Dean, currently exercisable option on 8,000 shares of Common Stock under the Directors Plan, and currently exercisable option on 7,000 shares of Common Stock granted in consideration for service on a special committee of the Board of Directors. Does not include (i) option on an additional 14,000 shares of Common Stock granted under the Directors Plan that vests over time and
      (ii) option on 3,000 shares of


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                                       11

      Common Stock granted in consideration for service on a special committee of the Board of Directors of ALARIS Medical that vests over time.

(5) Consists of 5,000 shares of Common Stock owned by Mr. Green and currently exercisable option on 12,000 shares.

(6) Includes (i) 94,100 shares of Common Stock owned by Mr. Kelsky and (ii) currently exercisable option on 8,000 shares of Common Stock granted under the Directors Plan. Does not include option on an additional 14,000 shares of Common Stock granted under the Directors Plan that vests over time.

(7) Includes 85,000 shares of Common Stock owned by Mr. Bopp. Does not include option of 180,000 shares of Common Stock granted under the 1996 Option Plan that vests over time.

(8) Includes (i) 600 shares of Common Stock owned by Mr. Semedo and (ii) currently exercisable option on 117,000 shares of Common Stock granted under the 1996 Option Plan. Does not include option of 63,000 shares of Common Stock granted under the 1996 Option Plan that vests over time.

(9) Includes (i) 10,000 shares of Common Stock owned by Richard M. Mirando, and (ii) a currently exercisable option on 117,000 shares of Common Stock granted under the 1996 Option Plan. Does not include option of 63,000 shares of Common Stock granted under the 1996 Option Plan that vests over time.

(10)  Includes (i) 5,000 shares of Common Stock owned by John A. de Groot, and
      (ii) a currently exercisable option on 117,000 shares of Common Stock granted under the 1996 Option Plan. Does not include option of 63,000 shares of Common Stock granted under the 1996 Option Plan that vests over time.

(11) Includes currently exercisable option on 108,001 shares of Common Stock granted under the 1996 Option Plan. Does not include option on an additional 71,999 shares of Common Stock granted under the 1996 Option Plan that vests over time.

(12) Includes currently exercisable option on 119,500 shares of Common Stock granted under the 1996 Option Plan. Does not include option on an additional 60,500 shares of Common Stock granted under the 1996 Option Plan that vests over time.

(13) Includes: (i) 5,000 shares of Common Stock owned by James E. May, and (ii) a currently exercisable option on 12,500 shares of Common Stock granted under the 1996 Option Plan. Does not include option on 87,500 shares of Common Stock granted under the 1996 Option Plan that vests over time.

(14) Includes currently exercisable options on 898,001 shares of Common Stock granted under the 1996 Option Plan and 49,000 shares of Common Stock granted under the Directors Plan.


POSSIBLE CHANGES IN CONTROL

     All of AMSI's outstanding equity securities have been pledged by ALARIS Medical to secure the obligations of the Company and AMSI under their bank credit facility. The bank credit facility contains certain events of default after expiration of applicable grace periods, including failure to make payments under the bank credit facility; breach of representations and warranties; breach of covenants; default under other agreements or conditions relating to indebtedness; certain events of insolvency or bankruptcy with respect to the Company or certain subsidiaries; certain ERISA violations; invalidity or disaffirmance of any guarantee or pledge agreement; certain judgments and certain events relating to changes in control of AMSI and ALARIS Medical. In the event of a default under the bank credit facility, the lenders thereunder have certain rights as secured creditors under the terms of the bank credit facility to vote and to sell or otherwise dispose of such pledged shares.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires ALARIS Medical's executive officers, Directors and persons who beneficially own more than 10% of a registered class of ALARIS Medical's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Such individuals are required by regulations promulgated by the Securities and Exchange Commission to furnish ALARIS Medical with copies of all Section 16(a) reports that they file. Based solely on review of the copies of such reports furnished to ALARIS Medical, or written representations that no reports were required, ALARIS Medical believes that during 1998 and 1999, all of its executive officers, Directors and greater-than-10% beneficial owners complied with the Section 16(a) filing requirements applicable to them with the exception of the following late filings: (i)


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                                       12

Mr. Picower filed one Form 4 approximately 10 months late disclosing two transactions involving stock options granted; (ii) Mr. Greenberg, a former member of the board of Directors, filed one Form 4 approximately 7 months late disclosing 4 transactions involving the purchase of shares of Common Stock; (iii) Mr. May, who became subject to Section 16(a) requirements in February 1999, filed one Form 3 approximately 1 month late; (iv) Mr. St. Philip filed one Form 4 approximately 8 months late disclosing one transaction involving the grant of stock options.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         None.

            2. RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     PricewaterhouseCoopers LLP was engaged to audit the Company's accounts in 1998. The Board of Directors, upon the recommendation of the Audit Committee, which is composed of two Directors who are not now officers or otherwise employees of the Company, selected PricewaterhouseCoopers LLP to audit the Company's accounts for the year ending December 31, 1999.

     A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting and to be available to respond to appropriate questions. The representative also will have an opportunity to make a statement if he or she so desires.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP.



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                                       13

                        ANNUAL REPORT TO STOCKHOLDERS AND
                         STOCKHOLDER PROPOSALS FOR 2000

     A copy of the Company's Annual Report to Stockholders for the fiscal year ended December 31, 1998 has been mailed concurrently with this proxy statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report to Stockholders is not incorporated into this proxy statement and is not considered proxy soliciting material.

     Stockholders may submit proposals on matters appropriate for stockholder action at the Company's annual meetings, consistent with regulations adopted by the Securities and Exchange Commission (the "Commission"). Proposals submitted for inclusion in the Company's Proxy Statement and form of proxy for the 2000 Annual Meeting of Stockholders are subject to the requirements of Rule 14a-8 of the proxy rules adopted by the Commission, and must be received by the Company not later than February 4, 2000. If a stockholder intends to present a proposal for consideration at the 2000 Annual Meeting outside the processes of Rule 14a-8, the Company must receive notice of such proposal on or before April 20, 2000, or such notice will be considered untimely under Rule 14a-4(c)(1) of the Commission's proxy rules, and the Company's proxies will have discretionary voting authority with respect to such proposal, if presented at the meeting, without including information regarding such proposal in its proxy materials. Proposals should be directed to the attention of the Legal Department of the Company at the Company's principal executive offices.

     Under the Company's By-Laws, if a stockholder wishes to nominate a Director or bring other business before the Company's annual meeting, (i) the stockholder's written notice must be received by the Secretary of the Company not less than sixty nor more than ninety days prior to the first anniversary of the preceding year's annual meeting (subject to adjustment if the subsequent year's meeting date is substantially moved) and (ii) the notice must contain the specific information required in the Company's By-Laws. A copy of the Company's By-Laws may be obtained by writing to the Legal Department of the Company at the Company's principal executive offices. Please note that these requirements relate only to matters a stockholder wishes to bring before the annual meeting. They do not apply to proposals that a stockholder wishes to have included in the Company's proxy statement.

                         FORM 10-K FOR FISCAL YEAR 1998

     A COPY OF THE COMPANY'S REPORT FOR THE YEAR ENDED DECEMBER 31, 1998 ON FORM 10-K, EXCLUSIVE OF EXHIBITS, IS AVAILABLE WITHOUT CHARGE TO STOCKHOLDERS ON REQUEST AND MAY BE OBTAINED BY WRITING TO:

                            CORPORATE COMMUNICATIONS
                              ALARIS MEDICAL, INC.
                             10221 WATERIDGE CIRCLE
                        SAN DIEGO, CALIFORNIA 92121-1579



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                                       14

                         NASDAQ NATIONAL MARKET LISTING

     During the first quarter of 1999, the Nasdaq Stock Market, Inc. ("NASDAQ") notified the Company that it would delist the Common Stock from the NASDAQ National Market System on June 22, 1999 for failure to maintain a closing per share bid price of at least $5.00 in accordance with NASDAQ Marketplace Rule 4450 (b)(4) (the "Pricing Requirement"). Notwithstanding the foregoing, if on or before June 18, 1999, the closing per share bid price of the Common Stock equals at least $5.00 for a minimum of ten consecutive trading days, the Company will be deemed to have satisfied the Pricing Requirement. If the Company is unable to achieve compliance with the Pricing Requirement, the Company may, prior to June 18, 1999, request a hearing for the purpose of seeking a waiver of the Pricing Requirement from NASDAQ. If the Company timely requests a hearing, the Common Stock will continue to trade on the NASDAQ National Market System until a decision on the Company's request for such waiver is rendered by NASDAQ. Although the Company expects that, if it is unable to achieve compliance with the Pricing Requirement by June 18, 1999, it will request a hearing, there can be no assurance that it will be granted a waiver with respect to such requirement. In the event that the Company cannot achieve compliance with the Pricing Requirement and is not granted a waiver with respect to the Pricing Requirement, the Company will seek to have the Common Stock approved for trading on either the NASDAQ Small Capitalization Market or the American Stock Exchange.



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                                       15

                                  OTHER MATTERS

     The enclosed proxy is being solicited by the Board of Directors. The cost of the solicitation will be borne by the Company. In addition to use of the mails, proxies may be solicited by telephone, telegraph or personal interview by employees of the Company and its subsidiaries without additional compensation.

     The Company will reimburse brokerage firms, banks, trustees, nominees and other persons authorized by the Company for their out-of-pocket expenses in forwarding proxy material to the beneficial owners of the Company's stock.

     Management does not know of any other matters that will be presented at the meeting other than matters incident to the conduct thereof. However, if any matters properly come before the meeting or any adjournments, the holders of the proxies named in the accompanying form of proxy have discretionary authority to vote on such matters.

                                   By Order of the Board of Directors,

                                   John A. de Groot
                                   SECRETARY

San Diego, California
May 19, 1999



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                                       16

                             ALARIS MEDICAL, INC.
                        ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON JUNE 23, 1999

The undersigned stockholder of ALARIS MEDICAL, INC. (the "Company") hereby appoints JOHN A. de GROOT, RICHARD B. KELSKY AND HENRY GREEN, or any of them, with full power of substitution and revocation, proxies of the undersigned to vote all shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on Wednesday, June 23, 1999 at 9:00 a.m. at the Peninsula Hotel, 700 Fifth Avenue at 55th Street, New York, New York and at any adjournment thereof, with respect to:

1.  The election of Directors;

2. The ratification of the appointment of PricewaterhouseCoopers, LLP as independent accountants for the fiscal year ending December 31, 1999; and

3. The transaction of such other business as may properly come before the Annual Meeting.

The proxy will be voted in accordance with the instructions given on the other side, and in the discretion of the proxies upon such other matters as may properly come before the Annual Meeting. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED (1) SO AS TO ELECT THE LARGEST POSSIBLE NUMBER OF THE BOARD OF DIRECTORS' NOMINEES, AND (2) FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS, LLP AS INDEPENDENT ACCOUNTANTS.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

                                 (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE)




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                   TRIANGLE  FOLD AND DETACH HERE  TRIANGLE

                        (CONTINUED FROM REVERSE SIDE)

Please mark your votes as indicated in this example  /X/

THE BOARD OF DIRECTORS RECOMMENDS STOCKHOLDERS VOTE FOR ITEM 1.

Item 1 - Election of Directors, Nominees: Norman M. Dean, Henry Green, Richard B. Kelsky, William J. Mercer, and Jeffry M. Picower.

The Board of Directors Recommends Stockholders Vote FOR Item 1.  / /

WITHHOLD Authority to vote for all nominees listed above  / /


For the nominees listed above, (except as written to the contrary below) and, unless otherwise indicated, with discretion of the proxies to cumulate votes, in their sole and absolute discretion, for one or more of such nominees in such manner so as to elect the largest number of such nominees.

(To withhold authority to vote for any nominee write that nominee's name in the space provided below)

----------------------------------------------------------------------------

To vote cumulatively, write "Cumulative For" and the number of shares and the name(s) of the nominee(s) in the space provided below.

----------------------------------------------------------------------------


THE BOARD OF DIRECTORS RECOMMENDS STOCKHOLDERS VOTE FOR ITEM 2.

Item 2 - The ratification of the appointment of PricewaterhouseCoopers, LLP as independent accountants for the fiscal year ending December 31, 1999; and

        FOR        AGAINST        ABSTAIN
        / /          / /            / /




Dated:                                          , 1999
       -----------------------------------------


------------------------------------------------------
                      Signature


------------------------------------------------------
              Signature if held jointly


Please mark, date and sign exactly as your name(s) appear(s) above and return in the enclosed envelope. If acting as attorney, executor, administrator, trustee, guardian, etc., please give full title. If the signer is a corporation, please sign the full corporate name by fully authorized officer. If shares are held jointly, each shareholder named should sign.

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